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                                                                    EXHIBIT 23.4




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    -----------------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Cardinal Health, Inc. of our report dated July 29, 1999 relating to the consolidated financial statements of Allegiance Corporation, which appears on page 8 in Cardinal Health, Inc.'s Current Report on Form 8-K/A (Amendment No. 1) dated February 14, 2001. We also consent to the incorporation by reference of our report dated July 29, 1999 relating to the financial statement schedule, which appears on page 9 in such Current Report on Form 8-K/A. We also consent to the reference to us under the heading "Experts" in such Registration Statement.




/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP
Chicago, Illinois
June 11, 2001